                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


New York, New York
January 24, 1997